Exhibit 10.22

FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

THIS FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT (this “Amendment”) is entered into as of December 13, 2017, by and between SOUTHSIDE BANK, a Texas state bank ("Lender") and LANTANA PLACE, L.L.C., a Texas limited liability company ("Borrower").

WHEREAS, Borrower and Lender entered into a Construction Loan Agreement dated effective April 28, 2017 (the “Loan Agreement”) respecting a construction loan in the maximum principal amount of $26,310,482.00 for Borrower’s Project known as “Lantana Place” in Travis County, Texas; and

WHEREAS, the Loan is subject to conditions to advances as set forth in the Loan Agreement including, without limitation, a requirement that, as a condition to each advance, Lender shall have received and approved a signed ground lease agreement for a Hotel, together with a signed subordination, non-disturbance and attornment agreement (both of which shall be in form and substance satisfactory to Lender) and satisfactory evidence that the Hotel lease remains in effect and unmodified, except for any amendments approved in writing by Lender (the “Hotel Lease Condition”); and

WHEREAS, Borrower wants Lender to begin making Loan advances, but the Hotel Lease Condition has not yet been satisfied; and

WHEREAS, Borrower has requested that Lender temporarily waive the Hotel Lease Condition, and Lender has agreed to do so on the terms hereinafter set forth; and

WHEREAS, Borrower and Lender now desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, Borrower and Lender hereby represent, stipulate, covenant and agree as follows:

1.
Borrower’s Equity. The amount of Borrower’s Equity required prior to the first Loan advance is hereby increased from $6,425,463.00 to $8,225,463.00. Provided, however, when (i) the Hotel Lease Condition is satisfied, and (ii) Completion has occurred with respect to the Theater and the six other buildings comprising a total of approximately 99,663 square feet of class A rentable space to be constructed on the Land, then, the required Borrower’s Equity shall be reduced to $6,425,463.00, whereupon, subject to the conditions to advances set forth in the Loan Agreement, Borrower shall be entitled to a Loan advance in a sum equal to the then documented amount of Borrower’s Equity, minus $6,425,463.00.

2.
Development Fee. No Loan advance shall be made for any part of the development fee in the amount of $1,247,320.00 as set forth in the Budget (the “Development Fee”) until the Hotel Lease Condition and all other conditions to advances set forth in the Loan Agreement are satisfied.

Exhibit 10.22

3.
Waiver of Hotel Lease Condition. Except as provided in Section 1 and Section 2 above, The Hotel Lease Condition is hereby waived. No other conditions to advances are waived. After Borrower receives a Loan advance to reduce Borrower’s Equity as permitted in Section 1 of this Amendment, or a Loan advance for any part of the Development Fee as provided in Section 2 of this Amendment, then the Hotel Lease Condition shall automatically be reinstated as a condition to all Loan advances.

4.
Payment of Fees and Expenses. Upon demand by Lender, Borrower shall promptly pay, or reimburse Lender for, all reasonable legal fees and any other expenses incurred by Lender in connection with this Amendment.

5.
Representations. Borrower represents and warrants to Lender that each of the representations and warranties set forth in the Loan Agreement are true and correct as of the date of this Amendment, as if made on the date of this Amendment, except for any representations that are specifically limited to a specified date or time period prior to the date of this Amendment.

6.
No Event of Default. Borrower represents and warrants to Lender that no Event of Default exists under the terms of the Loan Agreement, as amended hereby, and to the best of Borrower’s knowledge, there exist no facts or circumstances that, with the giving of notice and the expiration of any applicable cure period, would reasonably be expected to become an Event of Default.

7.
Ratification. Borrower and Lender hereby (i) ratify, adopt and reaffirm each of the terms and provisions of the Loan Agreement and the other documents evidencing or securing payment of the Loan, subject only to the modifications contained herein, and (ii) agree that no provisions of the documents evidencing or securing payment of the Loan have been waived, except as herein expressly provided.

8.	Defined Terms. Unless otherwise expressly provided herein, terms defined in the Loan Agreement shall have the same meaning when used in this Amendment.

9.
Counterparts and Signatures. This Amendment may be signed in multiple counterparts, all of which take together shall constitute a single document. Facsimile signatures are permissible and shall be as binding as original ink signatures.

10.
Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(End of Page – Signature Page Follows)

First Amendment to Construction Loan Agreement for Lantana Place 2

Exhibit 10.22

IN WITNESS WHEREOF, the parties have caused this First Amendment to Construction Loan Agreement to be duly executed as of the month, day and year first stated above.

LENDER:

SOUTHSIDE BANK

By:    /s/ Pam Cunningham
Pam Cunningham, Executive VP

BORROWER:

LANTANA PLACE, L.L.C., a Texas limited liability company

By:    /s/ Erin D. Pikens
Erin D. Pickens, Senior Vice President

First Amendment to Construction Loan Agreement for Lantana Place 3